Exhibit 21

                              LIST OF SUBSIDIARIES

                      China Biopharmaceuticals Corporation

                   Nanjing Keyuan Pharmaceutical R&D Co., Ltd.

                   Suzhou Erye Pharmaceutical Limited Company